UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2015

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement
On August 21, 2015, BG Staffing, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Texas Capital Bank, National Association (“TCB”), as administrative agent and sole initial lender. The Credit Agreement provides for a revolving credit facility maturing August 21, 2019 (the “Revolving Facility”) permitting the Company to borrow funds from time to time in an aggregate amount equal to the lesser of the borrowing base and TCB’s commitment of $25 million. The borrowing base is an amount equal to 85% of the value of certain specified accounts receivable of the Company and its subsidiaries. If additional lenders are added to the Revolving Facility in the future, TCB may also in its sole discretion make loans (“Swing Line Loans”) from time to time until August 21, 2019 in an aggregate amount not to exceed at any time outstanding the lesser of the amount agreed between the Company and TCB and $25 million. The Company’s obligations under the Credit Agreement are secured by a first priority security interest in substantially all tangible and intangible property of the Company and its subsidiaries. The Revolving Facility bears interest either at the Base Rate plus the Applicable Margin or LIBOR plus the Applicable Margin (as such terms are defined in the Credit Agreement). Each Swing Line Loan bears interest at the Base Rate plus the Applicable Margin. A default interest rate of equal to 2% per annum in excess of the otherwise applicable interest rate is applied until the default is waived or cured. The lenders may also declare the Company’s obligations immediately due and payable in connection with an Event of Default. The Company must also pay an unused commitment fee on the daily average unused amount of the commitment at a rate equal to the Applicable Margin (as defined in the Credit Agreement) for commitment fees. The obligations of the Company under the Credit Agreement are guaranteed by each of the Company’s subsidiaries.
The Credit Agreement contains customary affirmative covenants as well as negative covenants restricting the ability of the Company and its subsidiaries to, among other things (with certain exceptions): (i) incur indebtedness; (ii) incur liens; (iii) enter into mergers, consolidations, or similar transactions; (iv) pay dividends or make distributions; (v) make loans; (vi) dispose of assets; (vii) enter into transactions with affiliates; or (viii) change the nature of their business. In addition, the Company may not permit the Leverage Ratio (as defined in the Credit Agreement) to be greater than the following: 3.00 to 1.0 (August 21, 2015 to end of fiscal June 2016), 2.75 to 1.0 (June 20, 2016 to end of fiscal June 2017), 2.50 to 1.0 (June 30, 2017 to end of fiscal June 2018), 2.25 to 1.0 (June 30, 2018 to end of fiscal June 2019), and 2.00 to 1.0 (from and after end of fiscal June 2019). Moreover, the Company may not permit, for any four fiscal quarter period, the Debt Service Coverage Ratio (as defined in the Credit Agreement) on a consolidated basis to be less than 1.25 to 1.00, and may not permit, as of the last day of a fiscal quarter, the Current Ratio (as defined in the Credit Agreement) on a consolidated basis to be less than 1.0 to 1.0.
Senior Subordinated Credit Agreement
On August 21, 2015, the Company entered into a Senior Subordinated Credit Agreement (the “Senior Subordinated Credit Agreement”) with Patriot Capital III SBIC, L.P., as administrative agent and a lender, and Patriot Capital III, L.P., as lender (together, the “Lenders”), pursuant to which the Lenders made term loans of $14,250,000 and $750,000, respectively, in a single advance on August 21, 2015 with a maturity date of February 21, 2020. Interest on the term loans accrues at a rate of 13% per annum (with at least 10% paid in cash quarterly and the remainder in cash or PIK interest added to the principal amount of the term loans). The Company may prepay the loans prior to maturity, subject to an early repayment fee of 2% of the original purchase price of the related note (if repaid during the first year of the loan) or 1% of the original purchase price of the related note (during the second year of the loan). Prepayments may also be required by the Lenders in connection with the occurrence of certain specified events. A default interest rate of equal to 2% per annum in excess of the otherwise applicable interest rate is applied until the default is waived or cured, and the Lenders may declare the Company’s obligations immediately due and payable in connection with an Event of Default. The Company’s obligations under the Senior Subordinated Credit Agreement are secured by a security interest in substantially all tangible and intangible property of the Company and its subsidiaries (subject to the priority of the liens securing the Revolving Facility (described above)). The obligations of the Company under the Senior Subordinated Credit Agreement are guaranteed by each of the Company’s subsidiaries.
The Senior Subordinated Credit Agreement contains customary affirmative covenants as well as negative covenants restricting the ability of the Company and its subsidiaries to, among other things (with certain exceptions): (i) incur indebtedness; (ii) incur liens; (iii) enter into mergers, consolidations, or similar transactions; (iv) pay dividends or make distributions; (v) make loans; (vi) dispose of assets; (vii) enter into transactions with affiliates; or (viii) change the nature of their business. In addition, the Company may not permit the Leverage Ratio (as defined in the Senior Subordinated Credit Agreement) to be greater than the following: 3.45 to 1.0 (August 21, 2015 to end of fiscal June 2016), 3.16 to 1.0 (June 20, 2016 to end of fiscal June 2017), 2.88 to 1.0 (June 30, 2017 to end of fiscal June 2018), 2.59 to 1.0 (June 30, 2018 to end of fiscal June 2019), and 2.30 to 1.0 (from and after end of fiscal June 2019). Moreover, the Company may not permit, for any four fiscal quarter period, the Debt Service Coverage Ratio (as defined in the Senior Subordinated Credit Agreement), on a consolidated basis to be less than 1.1 to 1.00, and may not permit, as of the last day of any fiscal quarter, the Current Ratio (as defined in the Senior Subordinated Credit Agreement) on a consolidated basis to be less than 1.0 to 1.0.
Proceeds from the foregoing loan arrangements were used to pay off existing indebtedness of the Company under the Amended and Restated Loan and Security Agreement, dated as of January 29, 2014, as amended, by and among the Company and its subsidiaries and Fifth Third Bank, and such agreement (and related ancillary documentation) was terminated on August 21, 2015 in connection with such repayment.
The descriptions of the Credit Agreement and Senior Subordinated Credit Agreement set forth in this Item 1.01 are not complete and are qualified in their entirety by reference to the full text of such agreements. The Credit Agreement and Senior Subordinated Credit Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The information set forth under Item 5.02 is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer and Secretary
On August 24, 2015, the Board of Directors of BG Staffing, Inc. approved the appointment of Dan Hollenbach, age 59, as Chief Financial Officer and Secretary of the Company.
From May 2014 to August 2015, Mr. Hollenbach served as Chief Financial Officer of Cybergy Partners, Inc., a subsidiary of Cybergy Holdings, Inc. and provider of critical infrastructure services primarily to federal agencies, state governments, and tier one commercial clients. From June 2010 to May 2014, while serving in the position of Division Director, Mr. Hollenbach led the consulting practice for Robert Half Management Resources in Denver, Colorado, a provider of senior-level accounting, finance and business systems professionals on a project and interim basis. From August 2004 to July 2009, Mr. Hollenbach served as Chief Financial Officer of Global Employment Holdings, a national staffing, consulting, and professional employer organization. Mr. Hollenbach began his career in the Audit and Assurance Services practice of EY (formerly Ernst & Young LLP). He has over three decades of experience in corporate accounting and finance, including expertise in IPOs, SEC reporting, mergers and acquisitions, Sarbanes-Oxley, treasury management, process improvement, and all phases of audit, tax, and reporting. Additionally, he has served on audit committees and led negotiations of multiple senior debt restructurings. He is an active Certified Public Accountant (CPA) licensed in Texas, holds a CGMA certification, and received his Bachelor of Business Administration in Accounting from Texas Tech University.
On August 24, 2015, the Company entered into an Indemnification Agreement with Mr. Hollenbach. The Indemnification Agreement clarifies and supplements indemnification provisions already contained in the Company’s Bylaws and generally provide for indemnification of Mr. Hollenbach to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines, and other amounts actually and reasonably incurred in connection with his service as an executive officer and also provide for rights to advancement of expenses.
Resignation of Chief Financial Officer and Secretary

On August 24, 2015, Michael A. Rutledge resigned as the Chief Financial Officer and Secretary of the Company and its subsidiaries and as an employee to pursue other business opportunities.
In connection with Mr. Rutledge’s resignation, the Company and Mr. Rutledge entered into a separation agreement (the “Separation Agreement”) on August 24, 2015. The Separation Agreement provides for certain separation benefits (including separation payments of approximately $4,000 per week for up to 8 weeks from separation) as consideration for certain non-solicitation and confidentiality obligations and Mr. Rutledge’s non-revocation (within 7 days of signing the Separation Agreement) of a release of the Company and related persons of claims and liabilities Mr. Rutledge may have against the Company or related persons, including claims arising out of Mr. Rutledge’s employment and his separation from the Company.
The descriptions of the Indemnification Agreement and Separation Agreement set forth in this Item 5.02 are not complete and are qualified in their entirety by reference to the full text of such agreements. The Indemnification Agreement is filed as Exhibits 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The Company intends to file a copy of the Separation Agreement with its Quarterly Report on Form 10-Q for the Company’s third fiscal quarter of 2015.

Item 7.01	Regulation FD Disclosure

On August 25, 2015, the Company issued a press release in connection with the appointment of Dan Hollenbach as the Company’s Chief Financial Officer and Secretary, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 21, 2015, among BG Staffing, Inc., as borrower, the lenders from time to time party thereto, and Texas Capital Bank, National Association, as administrative agent, swing line lender, sole lead arranger, and sole book runner

10.2
Senior Subordinated Credit Agreement, dated as of August 21, 2015, among BG Staffing, Inc., as borrower, the lenders from time to time party thereto, and Patriot Capital III SBIC, L.P., as administrative agent

10.3	Form of Indemnification Agreement for director and executive officers of BG Staffing, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 4, 2014)
99.1	Press Release, dated August 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	August 25, 2015		/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*
Credit Agreement, dated as of August 21, 2015, among BG Staffing, Inc., as borrower, the lenders from time to time party thereto, and Texas Capital Bank, National Association, as administrative agent, swing line lender, sole lead arranger, and sole book runner

10.2*
Senior Subordinated Credit Agreement, dated as of August 21, 2015, among BG Staffing, Inc., as borrower, the lenders from time to time party thereto, and Patriot Capital III SBIC, L.P., as administrative agent

10.3	Form of Indemnification Agreement for director and executive officers of BG Staffing, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 4, 2014)
99.1*	Press Release, dated August 25, 2015

*	Filed herewith.